Exhibit 23




                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Wang Laboratories, Inc. on Form S-3 (File Nos. 33-58717, 333-03879, 333-06611)
and Form S-8 (File Nos. 333-01333, 333-01335) of our report dated January 31, 1996 on our audits of the consolidated financial statements of Dataserv, Inc., a wholly owned subsidiary of BBS Holdings, Inc. as of December 31, 1995 and 1994, and for the years then ended, which report is included in Amendment No. 1 to Current Report of Wang Laboratories, Inc. on Form 8-K/A dated May 3, 1996.



                                        /s/ Coopers & Lybrand LLP


Minneapolis, Minnesota
July 1, 1996